                                                                    EXHIBIT 10.2

================================================================================

              AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           Dated as of June 8, 2001

                                     Among

                          D&K RECEIVABLES CORPORATION

                                   as Seller
                                   ---------

                                      and

                        D&K HEALTHCARE RESOURCES, INC.

                              as initial Servicer
                              -------------------

                                      and

                            BLUE KEEL FUNDING, LLC

                                as a Purchaser
                                --------------

                                      and

                       MARKET STREET FUNDING CORPORATION

                                as a Purchaser
                                --------------

                                      and

                        PNC BANK, NATIONAL ASSOCIATION

                            as Market Street Agent
                            ----------------------

                                      and

                              FLEET NATIONAL BANK

                    as Blue Keel Agent and as Administrator
                    ---------------------------------------

====================================================================================================================================

                                                         TABLE OF CONTENTS

                                                                                                                                Page
ARTICLE I          PURCHASES AND REINVESTMENTS                                                                                     2
  SECTION 1.01.      Commitment to Purchase; Limits on Purchasers' Obligations                                                     2
  SECTION 1.02.      Purchase Procedures; Assignment of Purchasers' Interests                                                      3
  SECTION 1.03.      Reinvestments of Certain Collections; Payment of Remaining Collections                                        3
  SECTION 1.04.      Asset Interest                                                                                                5
  SECTION 1.05.      Voluntary Termination of Purchase and Reinvestment Obligations or Reduction of Purchase Limit;
                     Increase in Purchase Limit                                                                                    6
  SECTION 1.06.      Addition of Market Street                                                                                     6
ARTICLE II         COMPUTATIONAL RULES                                                                                             7
  SECTION 2.01.      Computation of Capital                                                                                        7
  SECTION 2.02.      Computation of Concentration Limit                                                                            7
  SECTION 2.03.      Computation of Earned Discount                                                                                7
  SECTION 2.04.      Estimates of Earned Discount Rate, Fees, Etc                                                                  8
ARTICLE III        SETTLEMENTS                                                                                                     8
  SECTION 3.01.      Settlement Procedures                                                                                         8
  SECTION 3.02.      Deemed Collections; Reduction of Capital, Etc                                                                12
  SECTION 3.03.      Payments and Computations, Etc.                                                                              14
ARTICLE IV         FEES AND YIELD PROTECTION                                                                                      15
  SECTION 4.01.      Fees                                                                                                         15
  SECTION 4.02.      Yield Protection                                                                                             15
  SECTION 4.03.      Funding Losses                                                                                               17
ARTICLE V          CONDITIONS TO PURCHASES                                                                                        18
  SECTION 5.01.      Conditions Precedent to Initial Purchase                                                                     18
  SECTION 5.02.      Conditions Precedent to All Purchases and Reinvestments                                                      20
ARTICLE VI         REPRESENTATIONS AND WARRANTIES                                                                                 22
  SECTION 6.01.      Representations and Warranties of Seller                                                                     22
  SECTION 6.02.      Representations and Warranties of Parent                                                                     26
ARTICLE VII        GENERAL COVENANTS                                                                                              28
  SECTION 7.01.      Affirmative Covenants                                                                                        28
  SECTION 7.02.      Reporting Requirements                                                                                       31
  SECTION 7.03.      Negative Covenants                                                                                           33
  SECTION 7.04.      Separate Existence                                                                                           36

ARTICLE VIII       ADMINISTRATION AND COLLECTION                                                                                  39
  SECTION 8.01.      Designation of Servicer                                                                                      39
  SECTION 8.02.      Duties of Servicer                                                                                           40
  SECTION 8.03.      Rights of the Administrator                                                                                  42
  SECTION 8.04.      Responsibilities of Seller                                                                                   43
  SECTION 8.05.      Further Action Evidencing Purchases and Reinvestments                                                        44
  SECTION 8.06.      Application of Collections                                                                                   45
ARTICLE IX         SECURITY INTEREST                                                                                              45
  SECTION 9.01.      Grant of Security Interest                                                                                   45
  SECTION 9.02.      Further Assurances                                                                                           45
  SECTION 9.03.      Remedies                                                                                                     45
ARTICLE X          LIQUIDATION EVENTS                                                                                             46
  SECTION 10.01.     Liquidation Events                                                                                           46
  SECTION 10.02.     Remedies                                                                                                     48
ARTICLE XI         THE ADMINISTRATOR; THE AGENTS                                                                                  48
  SECTION 11.01.     Authorization and Action                                                                                     49
  SECTION 11.02      Delegation of Duties                                                                                         50
  SECTION 11.03.     Administrator's Reliance, Etc                                                                                50
  SECTION 11.04.     Each Agent and Affiliates                                                                                    51
  SECTION 11.05.     Reliance by Agents                                                                                           51
  SECTION 11.06.     Notice of Liquidation Events                                                                                 52
  SECTION 11.07.     Non-Reliance on Administrator, Agents and Other Purchasers                                                   52
  SECTION 11.08.     Indemnification                                                                                              53
  SECTION 11.09.     Successor Administrator                                                                                      53
ARTICLE XII        ASSIGNMENT OF PURCHASER'S INTEREST                                                                             54
  SECTION 12.01.     Restrictions on Assignments                                                                                  54
  SECTION 12.02.     Rights of Assignee                                                                                           55
ARTICLE XIII       INDEMNIFICATION                                                                                                55
  SECTION 13.01.     Indemnities                                                                                                  55
ARTICLE XIV        MISCELLANEOUS                                                                                                  58
  SECTION 14.01.     Amendments, Etc                                                                                              58
  SECTION 14.02.     Notices, Etc.                                                                                                58
  SECTION 14.03.     No Waiver; Remedies                                                                                          59
  SECTION 14.04.     Binding Effect; Survival                                                                                     59
  SECTION 14.05.     Costs, Expenses and Taxes                                                                                    59
  SECTION 14.06.     No Proceedings                                                                                               60
  SECTION 14.07.     Confidentiality of Program Information                                                                       61
  SECTION 14.08.     Confidentiality of Parent Information                                                                        63
  SECTION 14.09.     Captions and Cross References                                                                                64
  SECTION 14.10.     Integration                                                                                                  65
  SECTION 14.11.     Governing Law                                                                                                65

  SECTION 14.12.     Waiver Of Jury Trial                                                                                         65
  SECTION 14.13.     Consent To Jurisdiction; Waiver Of Immunities                                                                65
  SECTION 14.14.     Execution in Counterparts                                                                                    67
  SECTION 14.15.     No Recourse Against Other Parties                                                                            67

                                  APPENDICES

APPENDIX A          Definitions


                                   SCHEDULES

SCHEDULE 6.01(m)    List of Offices of Seller where Records Are Kept

SCHEDULE 6.01(n)    List of Lock-Box Banks

SCHEDULE 7.01(e)    Forms of Contracts

SCHEDULE 7.01(g)    Description of Credit and Collection Policy

SCHEDULE 14.02      Notice Addresses


                                   EXHIBITS

EXHIBIT 1.02(a)     Form of Purchase Notice
EXHIBIT 3.01(a)-1   Form of Servicer Report
EXHIBIT 3.01(a)-2   Form of Daily Report
EXHIBIT 3.01(b)     Form of Weekly Servicer Report
EXHIBIT 5.01(f)     Form of Lock-Box Agreement
EXHIBIT 5.01(g)-1   Form of Enforceability/Perfection Opinion
EXHIBIT 5.01(G)-2   Form of True Sale/Substantive Consolidation Opinion

              AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                           Dated as of June 8, 2001


     THIS IS AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, among D&K RECEIVABLES CORPORATION, a Delaware corporation ("Seller"), D&K HEALTHCARE RESOURCES, INC., a Delaware corporation ("Parent"), as initial Servicer, BLUE KEEL FUNDING, LLC, a Delaware limited liability company ("Blue Keel"), MARKET STREET FUNDING CORPORATION, a Delaware corporation ("Market Street"; Blue Keel and Market Street are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers"), PNC Bank, National Association, a national banking association ("PNC Bank"), as agent for Market Street (in such capacity, the "Market Street Agent") and FLEET NATIONAL BANK, a national banking association ("Fleet"), as agent for Blue Keel (in such capacity, the Blue Keel Agent") and as administrator for the Purchasers (in such capacity, the "Administrator"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                                  Background
                                  ----------

     1. The Originators are engaged in the business of distribution and sale of pharmaceuticals and related products.

     2. Seller is a single purpose corporation formed for the purpose of purchasing, and accepting contributions of, Receivables generated by the Originators in the ordinary course of its business.

     3. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested the Purchasers, and the Purchasers shall, subject to the terms and conditions contained in this Agreement, fund the purchase of such undivided interest, referred to herein as the Asset Interest, from Seller from time to time during the term of this Agreement.

     4. Seller and the Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

     5.   Parent has been requested, and is willing, to act as initial Servicer.

     6.   Fleet has been requested, and is willing, to act as the Administrator.

     7. Seller, Parent, Blue Keel and the Blue Keel Agent are parties to that certain Receivables Purchase Agreement, dated as of August 7, 1998 (the "Original Purchase Agreement"), which Original Purchase Agreement the parties hereto desire to amend and restate in its entirety pursuant hereto in order to, among other things, evidence the addition of Market Street as a Purchaser and the increase in the Purchase Limit.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby amend and restate the Original Purchase Agreement in its entirety and agree as follows:


                                   ARTICLE I

                          PURCHASES AND REINVESTMENTS

     SECTION 1.01. Commitment to Purchase; Limits on Purchasers' Obligations. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Termination Date, Seller may request that Administrator, for the ratable benefit of the Purchasers, purchase from Seller an undivided ownership interest in the Pool Assets (each being a "Purchase") and each Purchaser may, in its sole discretion, fund its Percentage of such Purchase; provided that no Purchase shall be funded by any Purchaser if, after giving effect thereto, either (a) the then Capital would exceed an amount equal to $150,000,000 (the "Purchase Limit"), as such amount may be decreased from time to time as provided in Section 1.05,(b) the Asset Interest would exceed 100% (the "Allocation

Limit") or (c) such Purchaser's Funded Share of the then Capital would exceed its Commitment; and provided further that each Purchase made pursuant to this
Section 1.01 shall have a purchase price of at least $2,000,000.

     SECTION 1.02.  Purchase Procedures; Assignment of Purchasers' Interests.
                    --------------------------------------------------------

(a) Notice of Purchase. Each Purchase from Seller shall be made on notice from Seller to the Administrator received by the Administrator not later than 11:00 a.m. (Boston, Massachusetts time) on the second Business Day next preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.02(a) (each a "Purchase Notice"), and shall specify the desired amount and date of such Purchase, which shall be a Weekly Settlement Date.

(b) Funding of Purchase. On the date of each Purchase, if a Purchaser has elected to fund its Percentage of such Purchase, such Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Administrator at the Administrator's Office the amount of its Percentage of the Purchase in immediately available funds, and after receipt by the Administrator of such funds, the Administrator will make such funds immediately available to Seller at such office.

(c) Assignment of Asset Interest. Seller hereby sells, assigns and transfers to Administrator, for the ratable benefit of the Purchasers, the Asset Interest.

     SECTION 1.03. Reinvestments of Certain Collections; Payment of Remaining Collections. (a) On the close of business on each day during the period from the date hereof to the Termination Date, Servicer will, out of all Collections received on such day:

          (i) determine the portion of Collections attributable on any day to the Asset Interest by multiplying (x) the amount of all Collections times (y) the Asset Interest;

          (ii) out of the portion of Collections allocated to the Asset Interest pursuant to clause (i), set aside and hold in trust for the Purchasers an amount equal to the sum of the amount of Earned Discount accrued in respect of the Capital (based on rate information provided by each Agent pursuant to Section 2.04), the accrued Fees, all other amounts due to the Purchasers, the Administrator, the Agents, the Affected Parties or the Indemnified Parties hereunder (other than the Capital) and the Purchasers' Share of the Servicer's Fee (in each case, accrued through such day) and not so previously set aside; provided that unless the Administrator shall request it to do so in writing, Servicer shall not be required to hold Collections that have been set-aside in a separate deposit account containing only such Collections;

          (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not set aside pursuant to clause (ii) to the purchase from Seller of ownership interests in Pool Assets (each such purchase being a "Reinvestment"); provided that (A) if the Excess Amount exceeds zero, then Servicer shall not reinvest, but shall set aside and hold for the benefit of the Purchasers, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the Excess Amount; and (B) if the conditions precedent to Reinvestment in Section 5.02 are not satisfied, then Servicer shall not reinvest any of such Collections;

          (iv) pay to Seller (A) the portion of Collections not allocated to the Asset Interest pursuant to clause (i), less the Seller's Share of the Servicer's Fee, and (B) the Collections applied to Reinvestment pursuant to clause (iii); and

          (v) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i), pay to the Servicer the Seller's Share of the Servicer's Fee accrued through such day.

     (b) Unreinvested Collections. Servicer shall set aside and hold in trust for the benefit of the Purchasers all Collections which pursuant to clause (iii) of Section 1.03(a) may not be reinvested in Pool Assets; provided that unless the Administrator shall request it to do so in writing, Servicer shall not be required to hold Collections that have been set-aside in a separate deposit account containing only such Collections. If, prior to the date when such Collections are required to be paid to the Administrator pursuant to Section 3.01, the amount of Collections set aside pursuant to clause (iii) of Section 1.03(a) exceeds the Excess Amount, if any, and the conditions precedent to

Reinvestment set forth in Section 5.02 are satisfied, then the Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

     SECTION 1.04. Asset Interest. (a) Components of Asset Interest. On any date the Asset Interest will represent Administrator's (for the ratable benefit of the Purchasers) combined undivided percentage ownership interest in (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all of Seller's rights and claims under the Purchase Agreement, (iv) all Collections with respect to, and other proceeds of, the foregoing as at such date, (v) all lock-boxes and lock-box or collection accounts into which Collections of Pool Receivables are or may be deposited, and all investments therein, and (vi) all books and records (including computer disks, tapes and software) evidencing or relating to any of the foregoing, in each case, whether now owned by Seller or hereafter acquired or arising, and wherever located (all of the foregoing, collectively referred to as "Pool Assets").

     (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to a percentage, expressed as the following fraction:

                                    C + RR
                                    ------
                                      NPB
where:

     C    = the then Capital.

     RR   = the then Required Reserves.

     NPB  = the then Net Pool Balance;

provided, however, that from and after the Termination Date, the Asset Interest will be 100%.

     (c) Frequency of Computation. The Asset Interest shall be computed as of the Cut-Off Date for each Settlement Period. In addition, the Administrator may require Servicer to provide a Servicer Report for purposes of computing the Asset Interest as of any other date, and the Servicer agrees to do so within two Business Days of its receipt of the Administrator's request.

     SECTION 1.05. Voluntary Termination of Purchase and Reinvestment Obligations or Reduction of Purchase Limit; Increase in Purchase Limit. Seller may, upon at least 60 days' prior written notice to the Administrator, either
(a) terminate each Purchaser's right to fund Purchases and Reinvestments hereunder, or (b) reduce the Purchase Limit to an amount not less than $50,000,000; provided, however, that (i) each partial reduction of the Purchase Limit shall be in an amount equal to $1,000,000 or an integral multiple thereof, and (ii) after giving effect to such reduction, the Capital will not exceed the Purchase Limit as so reduced.

     Seller may request the Administrator, the Agents and the Purchasers to increase the Purchase Limit by an amount not less than $5,000,000 from time to time, but not more frequently than once in any three-month period. The Administrator, each Agent and each Purchaser may accept or reject such request in its sole discretion, and may condition its acceptance on such terms and conditions as it may determine. Each Purchaser shall notify the other Purchaser and its Agent as to whether it has accepted or rejected such request, and any conditions with respect thereto. If both Purchasers accept such request, each Purchaser shall increase its Commitment by its Percentage of such requested amount; if only one Purchaser accepts such request, each Purchaser's Percentage shall be adjusted to reflect such non-pro rata increase. Any such increase shall be evidenced by an amendment to this Agreement signed by the parties hereto. Failure by the Administrator, any Agent or any Purchaser to respond in writing to any such request within 30 days shall be deemed to be a rejection thereof.

     SECTION 1.06. Addition of Market Street. On such Business Day as the Agents shall mutually agree on, Market Street shall purchase from Blue Keel, and Blue Keel shall assign to Market Street (and does hereby assign effective as of such date), 50% of the Asset Interest, which purchase shall be made for an amount equal to 50% of the outstanding Capital on such day. Until such purchase by Market Street, Blue Keel shall be the sole owner of the Asset Interest and shall be entitled to receive all of the Collections pursuant to Section 3.01 hereof (and Market Street shall have no outstanding Capital and shall not be accruing Earned Discount until such purchase).

                                  ARTICLE II

                              COMPUTATIONAL RULES




     SECTION 2.01. Computation of Capital. In making any determination of Capital, the following rules shall apply:

               (a) Capital shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator pursuant hereto for application to the Capital; and

               (b) Capital shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

     SECTION 2.02. Computation of Concentration Limit. In the case of any Obligor that is an Affiliate of any other Obligor, the Concentration Limit and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

     SECTION 2.03. Computation of Earned Discount. In making any determination of Earned Discount, the following rules shall apply:

               (a) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by Applicable Law; and

               (b) Earned Discount for any period shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     SECTION 2.04. Estimates of Earned Discount Rate, Fees, Etc. For purposes of determining the amounts required to be set aside by Servicer pursuant to
Section 1.03, each Agent shall notify Servicer and the Administrator from time to time of the Earned Discount Rate applicable to its related Purchaser's Funded Share of the Capital and the Administrator shall notify Servicer of the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) each Purchaser's Earned Discount Rate may change from time to time,
(ii) certain rate information provided by the Administrator to Servicer shall be based upon such Agent's or the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to any Purchaser's Funded Share of the Capital during any Earned Discount Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other payables accrued hereunder with respect to any period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section 3.01.


                                  ARTICLE III

                                  SETTLEMENTS


     SECTION 3.01.  Settlement Procedures.

     The parties hereto will take the following actions:

               (a) Servicer Report. On or before the second Business Day prior to such Monthly Settlement Date (each, a "Reporting Date"), Servicer shall deliver to the Administrator a report containing the information described in Exhibit 3.01(a)-1 for the calendar month immediately preceding such Reporting Date (each, a "Servicer Report"). On or before 12:00 noon (Boston, Massachusetts time) on each Business Day, Servicer shall deliver to each Agent a report containing the information described in Exhibit 3.01(a)-2 (each, a "Daily Report"). On or before the date that is two Business Days immediately preceding each Weekly Settlement Date (each, a "Weekly Reporting Date"), Servicer shall deliver to the Administrator a report containing the information described in Exhibit 3.01(b) for the period from Wednesday of the immediately preceding week to the Business Day immediately preceding such Weekly Reporting Date (each, a "Weekly Servicer Report").

               (b) Earned Discount; Other Amounts Due. One Business Day prior to each Monthly Settlement Date, (i) each Agent shall notify Servicer, by facsimile or e-mail of the amount of Earned Discount that will have accrued in respect of its related Purchaser's Funded Share of the Capital allocated to the Earned Discount Period ending on such Monthly Settlement Date and (ii) the Administrator shall notify Servicer of all Fees and other amounts that will have accrued and be payable by Seller under this Agreement on such Monthly Settlement Date (other than Capital).

               (c) Settlement Date Procedure - Reinvestment Period. On each Weekly Settlement Date prior to the Termination Date, the Servicer shall distribute from Collections set aside pursuant to Section 1.03(a)(iii) during the Settlement Period in which such Weekly Settlement Date occurs (to the extent not previously distributed pursuant to this Section 3.01(a)) to the Administrator, an amount equal to the Excess Amount, if any, which amount shall be distributed to the Administrator ratably to such Purchaser (on the basis of its Funded Share of such amount) for application to such Purchaser's Capital.

               On each Monthly Settlement Date prior to the Termination Date, the Servicer shall distribute from Collections set aside pursuant to
          Section 1.03(i) through (iii) during the Settlement Period ending on such Monthly Settlement Date (to the extent not previous distributed pursuant to this Section 3.01(a)) the following amounts in the following order:

                    (1) to each Agent, an amount equal to the Earned Discount accrued during the Earned Discount Period ending on such Monthly Settlement Date with respect to its related Purchasers' Funded Share of the Capital allocated to such Earned Discount Period, plus any previously accrued Earned Discount with respect to its related Purchaser's Funded Share of the Capital not paid on any prior Monthly Settlement Date that remains unpaid, which amount shall be distributed by such Agent to its related Purchaser for application to such Earned Discount (and if there are insufficient funds to pay all of the amounts described in this subparagraph (1), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to the Agents pursuant to this subparagraph (1));

                    (2) to each Agent, an amount equal to the Program Fee and Commitment Fee accrued with respect to its related Purchaser during the Settlement Period ending on such Monthly Settlement Date, plus any previously accrued amounts described in this clause (2) due to such Agent not paid on any prior Monthly Settlement Date (and if there are insufficient funds to pay all of the amounts described in this subparagraph (2), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to each Agent pursuant to this subparagraph (2));

                    (3) to the Servicer, if the Servicer is not Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Monthly Settlement Date;

                    (4) to the Administrator, all other amounts (other than Capital) then due under this Agreement to the Administrator, any Agent, any Purchaser, the Affected Parties or the Indemnified Parties;

                    (5) to the Administrator, an amount equal to the Excess Amount, if any, which amount shall be distributed by the Administrator ratably to each Purchaser (on the basis of its Funded Share of such amount) for application to such Purchaser's Capital;

                    (6) to the Servicer, if the Servicer is Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during the Settlement Period ending on such Monthly

               Settlement Date, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Monthly Settlement Day; and

                    (7)  to the Seller, any remaining amounts.

               (d) Settlement Date Procedure - Liquidation Period. On each Monthly Settlement Date during the Liquidation Period, the Servicer shall distribute from Purchasers' Share of Collections received or deemed received pursuant to Section 3.02 during the Settlement Period ending on such Monthly Settlement Date the following amounts in the following order:

                    (1) to each Agent, an amount equal to the Earned Discount accrued during the Earned Discount Period ending on such Monthly Settlement Date with respect to its related Purchaser's Funded Share of the Capital allocated to such Earned Discount Period, plus any previously accrued Earned Discount with respect to its related Purchaser's Funded Share of th Capital not paid on any prior Monthly Settlement Date that remains unpaid, which amount shall be distributed by such Agent to its related Purchaser for application to such Earned Discount (and if there are insufficient funds to pay all of the amounts described in this subparagraph (1), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to the Agents pursuant to this subparagraph (1));

                    (2) to each Agent, an amount equal to the Program Fee and Commitment Fee accrued with respect to its related Purchaser during the Settlement Period ending on such Monthly Settlement Date, plus any previously accrued Program Fee and Commitment Fee not paid on a prior Monthly Settlement Date (and if there are insufficient funds to pay all of the amounts described in this subparagraph (2), such funds shall be distributed to the Agents, pro rata, on the basis of the amounts due to each Agent pursuant to this subparagraph (2));

                    (3) to the Servicer, if the Servicer is not Parent, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during the Settlement Period ending on such Monthly

               Settlement Date, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Monthly Settlement Date that remains unpaid;

                    (4) to the Administrator, an amount equal to the remaining
               Purchasers' Share of Collections until the Capital is reduced to zero, which amount shall be distributed by the Administrator ratably to each Purchaser (on the basis of its Funded Share of such amount) for application to such Purchaser's Capital;

                    (5) to the Administrator, all other amounts (other than
               Capital) then due under this Agreement to the Administrator, any Agent, any Purchaser, the Affected Parties or the Indemnified Parties;

                    (6) to the Servicer, if the Servicer is Parent, an amount
               equal to the Purchasers' Share of the Servicer's Fee accrued during the Settlement Period ending on such Monthly Settlement Date, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Monthly Settlement Date that remains unpaid; and

                    (7)  to the Seller, any remaining amounts.

               (e) Delayed Payment. If on any day described in this Section 3.01, because Collections during the relevant Settlement Period were less than the aggregate amounts payable, Servicer does not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

     SECTION 3.02.  Deemed Collections; Reduction of Capital, Etc.
                    ---------------------------------------------

     (a) Deemed Collections.  If on any day
         ------------------

               (i) a Dilution occurs or the Unpaid Balance of any Pool Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Servicer Report for any other reason, or

               (ii) any of the representations or warranties of Seller set forth in Section 6.01(k) or (o) with respect to any Pool Receivable were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Seller set forth in Section 6.01(k) are no longer true with respect to any Pool Receivable, or

               (iii) without duplication, Seller receives a Deemed Collection pursuant to the Purchase Agreement,

then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable

                    (I) in the case of clause (i) above, in the amount of such
               Dilution or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                    (II) in the case of clause (ii) above, in the amount of the
               Unpaid Balance of such Pool Receivable; and

                    (III) in the case of clause (iii) above, in the amount of
               such Deemed Collection.

     (b) Seller's Optional Reduction of Capital. Seller may at any time elect to reduce the Capital as follows:

               (i) Seller shall give the Administrator and each Agent at least five (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

               (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

               (iii) Servicer shall hold such Collections in trust for the Purchasers, pending payment to the Administrator on the next Weekly Settlement Date, as provided in Section 1.03;

provided that,

                    (A) the amount of any such reduction shall be not less than
               $1,000,000, and the Capital after giving effect to such reduction shall be not less than $50,000,000 (unless Capital shall thereby be reduced to zero), and

                    (B) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

     SECTION 3.03.  Payments and Computations, Etc.

     (a) Payments. All amounts to be paid or deposited by Seller or Servicer to the Administrator, any Agent or any other Person (other than to Seller, Parent or Servicer) hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms hereof no later than 10:00 a.m. (Boston, Massachusetts time) on the day when due in lawful money of the United States of America in immediately available funds. If such payments are to be made to the Blue Keel Agent or to the Administrator, such payment shall be payable at ABA# 011 000 138, account # 940 518 9033; attention: Blue Keel; if such payments are to be made to the Market Street Agent, such payment shall be payable at ABA #043000096, account # 1002422076; attention: Market Street.

     (b) Late Payments. Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to a Purchaser or the Administrator, as the case may be, interest on all amounts not paid or deposited when such amount is due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.

     (c) Method of Computation. All computations of interest, Earned Discount and any fees payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

                                  ARTICLE IV

                           FEES AND YIELD PROTECTION




     SECTION 4.01. Fees. Seller shall pay to the Administrator and the Purchasers the fees in the amounts and at the times set forth in the amended fee letter, dated as of June 8, 2001, among the Agents and Seller (as further amended or supplemented from time to time, the "Fee Letter").

     SECTION 4.02.  Yield Protection.

     (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Capital or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for franchise taxes or changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, special deposit, compulsory loan or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party, but excluding any reserve, special deposit or similar requirement included in the determination of Earned Discount; or

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

               (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

               (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is

               (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Program Agreement, or any commitment of such Affected Party with respect to any of the foregoing,

               (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Program Agreement with respect thereto, or

               (z) to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any Program Agreement or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for, calculation of, and amount of such additional costs or reduced amount receivable; provided, however, that no Affected Party shall be required to disclose any confidential or tax planning information in any such statement), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction, but without duplication of any other similar additional amounts due under any other Program Agreement.

     (b) Each Affected Party will notify Seller and the Administrator within one year of the occurrence of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02.

     (c) In determining any amount provided for or referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Affected Party when making a claim under this
Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including a calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

     SECTION 4.03. Funding Losses. In the event that any Affected Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make or maintain any funding with respect to the Asset Interest) as a result of (i) any settlement with respect to any portion of Capital funded by such Affected Party being made on any day other than the scheduled last day of an applicable Earned Discount Period with respect thereto (it being understood that such loss or expense shall include the amount of Earned Discount that would have accrued with respect to that portion of the Capital being prepaid from the date of such prepayment to the last day of such Earned Discount Period, at the related Cost of Funds Rate, minus the actual investment earnings, if any, received by the related Purchaser on the amount so prepaid), or (ii) any Purchase not being made in accordance with a request therefor under Section 1.02, then, upon demand from the Administrator to Seller, Seller shall pay to such Affected Party, the amount of such loss or expense. Such demand (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

                                   ARTICLE V

                            CONDITIONS TO PURCHASES

     SECTION 5.01. Conditions Precedent to Initial Purchase. The initial Purchase under this Amended and Restated Receivables Purchase Agreement is subject to the condition precedent that the Administrator shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the
Administrator:

               (a) Good standing certificates for each of Parent, each Originator and Seller issued by the Secretaries of State of the jurisdiction of its incorporation and its principal place of business;

               (b) A certificate of the Secretary of each of Seller, each Originator and Parent certifying (i) a copy of the resolutions of its Board of Directors approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator, each Agent and each Purchaser may conclusively rely until such time as the Administrator shall receive from Seller, such Originator or Parent, as the case may be, a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by-laws; and (iv) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents;

               (c) The Certificate of Incorporation or Articles of Incorporation, as applicable, of each of Seller, each Originator and Parent, duly certified by the Secretary of State of the jurisdiction of its incorporation, as of a recent date acceptable to Administrator;

               (d) Acknowledgment copies, or time stamped receipt copies, of proper financing statements (Form UCC-1), (or amendments thereto, as appropriate) filed on or prior to the date of the initial Purchase, naming (i) each Originator as the debtor and seller of Receivables, Seller as the secured party and purchaser and Administrator, for the ratable benefit of the Purchasers, as the assignee and (ii) Seller as the debtor and seller of Receivables or an undivided interest therein and Administrator, for the ratable benefit of the Purchasers, as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Seller's and Purchasers' interests in the Pool Assets;

               (e) A search report provided in writing to and approved by the Administrator listing all effective financing statements that name any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets, unless executed termination statements and/or partial releases with respect thereto have been delivered to the Administrator), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrator showing no evidence of such liens filed against Parent;

               (f) Duly executed copies of the Lock-Box Agreements with the Lock-Box Banks;

               (g) Favorable opinions of Armstrong Teasdale LLP, counsel to Parent and Seller, in substantially the forms of Exhibits 5.01(g)-1 and 5.01(g)-2, respectively;

               (h) Such powers of attorney as the Administrator shall reasonably request to enable the Administrator to collect all amounts due under any and all Pool Assets;

               (i) Evidence of payment of the Seller by all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with attorneys' fees of the Administrator to the extent invoiced prior to or on such date, plus such additional amounts of attorneys' fees as shall constitute the Administrator's reasonable estimate of attorneys' fees incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Administrator), including any such costs, fees and expenses arising under or referenced in Section 14.05;

               (j) In the case of Market Street, its Liquidity Agreement, duly executed by Market Street, the Market Street Agent and each of its Liquidity Banks and, in the case of Blue Keel, an amendment to its Liquidity Agreement, duly executed by Blue Keel, the Liquidity Agent and each of its Liquidity Banks;

               (k) Duly executed copies of the Fee Letter; and

               (l) Such other documents, certificates or opinions as the Administrator or any Agent may reasonably request.

     SECTION 5.02. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment hereunder, shall be subject to the further conditions precedent that:

               (a) in the case of each Purchase, the Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed Weekly Servicer Report with respect to the period from Wednesday of the immediately preceding week to the Business Day immediately preceding the related Weekly Reporting Date, together with such additional information as may be reasonably requested by any Agent;

               (b) on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

                    (i) the representations and warranties contained in Article
               VI are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date),

                    (ii) no event has occurred and is continuing, or would
               result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

                    (iii) after giving effect to each proposed Purchase or
               Reinvestment, the Capital will not exceed the Purchase Limit and the Asset Interest will not exceed the Allocation Limit, and

                    (iv) the Termination Date shall not have occurred;

               (c) the Administrator shall have received such other approvals, opinions or documents as it may reasonably request;

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties of Seller. Seller represents and warrants as follows:

               (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Assets.

               (b) Due Qualification. Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all other jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals has not had, and except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

               (c) Power and Authority; Due Authorization. Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Asset Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

               (d) Valid Transfer; Binding Obligations. This Agreement constitutes a valid transfer and assignment of the Asset Interest to the Administrator, for the ratable benefit of the Purchasers, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller's certificate of incorporation or by-laws or any Contractual Obligation of Seller, (ii) result in the creation or imposition of any Lien upon any of Seller's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

               (f) No Proceedings. There is no litigation, proceedings or investigations pending, or to the best of Seller's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

               (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (h) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which Seller is a party, except for the filing of the UCC financing statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

               (i) Financial Condition. Since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets or operations.

               (j) Margin Regulations. The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

               (k) Quality of Title. Each Pool Asset is legally and beneficially owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by a Purchaser or the Administrator); when the Administrator, for the ratable benefit of the Purchasers, makes a Purchase or Reinvestment, it shall have acquired a valid and enforceable perfected first priority undivided percentage interest to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as the result of any action taken by a Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or any Originator; and no financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts, (ii) in favor of Seller in accordance with the Purchase Agreement, or (iii) in favor of the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by a Purchaser or the Administrator.

               (l) Accurate Reports. No Servicer Report, Weekly Servicer Report or Daily Report (if prepared by Seller, or to the extent information therein was supplied by Seller) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Seller to the Administrator, any Agent or any Purchaser in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator, the Agents and the Purchasers at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (m) Offices. The principal place of business and chief executive office of Seller are located at the address of Seller referred to in
          Section 14.02, and the offices where Seller keeps all its books, records and documents evidencing or relating to Pool Receivables are located at the addresses specified in Schedule 6.01(m) (or at such other locations, notified to the Administrator in accordance with
          Section 7.01(f), in jurisdictions where all action required by Section
          8.05 has been taken and completed).

               (n) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(n) (or have been notified to the Administrator in accordance with Section 7.03(d)).

               (o) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or other calculation of Net Pool Balance shall be an Eligible Receivable on such date.

               (p) Accounting Sale. The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with GAAP.

               (q) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

               (r) Corporate Name. The Seller's complete corporate name is set forth in the preamble to this Agreement, and the Seller does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name.

     SECTION 6.02. Representations and Warranties of Parent. Parent represents and warrants as follows:

               (a) Organization and Good Standing. Parent has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

               (b) Due Qualification. Parent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

               (c) Power and Authority; Due Authorization. Parent (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

               (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Parent when duly executed and delivered will constitute, a legal, valid and binding obligation of Parent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Parent is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Parent's articles of incorporation or by-laws or any Contractual Obligation of Parent,
          (ii) result in the creation or imposition of any Lien upon any of Parent's properties pursuant to the terms of any such Contractual Obligation (other than any Lien created pursuant to the Transaction Documents), or (iii) violate any Applicable Law.

               (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best of Parent's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Parent is a party, (ii) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

               (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Parent of this Agreement or any other Transaction Document to which it is a party, other than the filing of the UCC financing statements referred to in
          Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

               (h) Financial Condition. (x) The consolidated balance sheets of Parent and its consolidated Subsidiaries as at June 30, 2000, and the related statements of earnings, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the fiscal year then ended, certified by Arthur Andersen, and the consolidated balance sheets of Parent and its consolidated Subsidiaries as at March 31, 2001, and the related statements of earnings, shareholders' equity and cash flows of Parent and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrator and each Agent, fairly present the consolidated financial condition, business and operations of Parent and its consolidated Subsidiaries as at such dates and the consolidated results of the operations of Parent and its consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and (y) since June 30, 2000 there has been no material adverse change in any such condition, business or operations.

               (i) Accurate Reports. No Servicer Report, Weekly Servicer Report, or Daily Report (if prepared by Parent, or to the extent information therein was supplied by Parent) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Parent to the Administrator, any Agent or any Purchaser, in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator, the Agents and the Purchasers at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                                  ARTICLE VII

                               GENERAL COVENANTS

     SECTION 7.01. Affirmative Covenants. From the date hereof until the Final Payout Date:

               (a) Compliance with Laws, Etc. Each of Seller and Parent will comply in all material respects with all Applicable Laws, including those with respect to the Pool Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

               (b) Preservation of Corporate Existence. Each of Seller and Parent will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

               (c) Audits. (i) Each of Parent and Seller will at any time and from time to time during regular business hours, permit each Agent or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Assets, (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Pool Assets or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify the existence and amount of the Receivables; and (ii) without limiting the provisions of clause (i) above, from time to time on request of any Agent, permit certified public accountants or other auditors acceptable to the Agents to conduct, at Seller's or Parent's, as the case may be, expense, a review of its books and records with respect to the Pool Receivables; provided, however that unless a Liquidation Event has occurred and is continuing, Seller and Parent shall not be obligated to pay for more than one such review in each calendar year; provided, further that the Agents shall use their reasonable efforts to coordinate their reviews so that they take place at the same time.

               (d) Keeping of Records and Books of Account. Each of Seller and Parent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

               (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply (or cause an Originator to perform and comply pursuant to the Purchase Agreement) with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables, except where failure to do so would not materially adversely affect the validity, enforceability or collectibility of the related Pool Receivable.

               (f) Location of Records. Each of Seller and Parent will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at its address(es) referred to in Section 14.02 or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

               (g) Credit and Collection Policies. Each of Seller and Parent, at its own expense, will timely and fully perform and comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contracts.

               (h) Collections. Each of Seller and Parent will instruct (i) all Obligors to cause all Collections to be sent to a Lock-Box that is the subject of a Lock-Box Agreement and (ii) each Lock-Box Bank to deposit all such Collections directly into a Lock-Box Account that is the subject of a Lock-Box Agreement. In the event that Parent or Seller receives Collections directly from any Obligor, Parent or Seller, as the case may be, shall deposit such Collections into a Lock-Box Account within two Business Days of receipt thereof.

               (i) Net Worth. Seller will maintain a Tangible Net Worth of at least $1,000,000.

               (j) Quality of Title. Each of Seller and Parent will take all action necessary or desirable to establish and maintain a valid and enforceable perfected first priority undivided percentage interest in favor of the Administrator, for the ratable benefit of the Purchasers, to the extent of the Asset Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as a result of any action taken by a Purchaser or the Administrator), enforceable against any creditor of, or purchaser from, Seller or Parent.

               (k) Financial Covenant. Parent will maintain at all times a ratio of Net Cash Flow to Interest Expense of 1.75 to 1.00.

     SECTION 7.02. Reporting Requirements. From the date hereof until the Final Payout Date:

               (a) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each calendar month Parent will furnish to the Administrator copies of the unaudited interim financial statements of Parent and its Subsidiaries prepared on a consolidated and consolidating basis, consisting of at least a balance sheet as at the close of such month and statements of earnings for such month and for the period from the beginning of the fiscal year to the close of such month, in each case in conformity with GAAP (except for footnote disclosures) and fairly presenting the consolidated financial position and results of operations of Parent and its Subsidiaries for such month and period, duly certified by the principal financial officer of Parent;

               (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year (i) Seller will furnish to the Administrator copies of its financial statements, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures), duly certified by the chief financial officer of Seller and (ii) Parent will furnish to the Administrator copies of the financial statements of Parent and its Subsidiaries prepared on a consolidated and consolidating basis, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures) and fairly presenting the consolidated financial position and results of operations of Parent and its Subsidiaries for such month and period, duly certified by the principal financial officer of Parent;

               (c) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year (i) Seller will furnish to the Administrator copies of its financial statements, consisting of at least a balance sheet of Seller for such year and statements of earnings, cash flows and shareholders' equity, in each case in conformity with GAAP, consistently applied, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, with all such statements duly certified by the chief financial officer of Seller and (ii) Parent will furnish to the Administrator copies of the unqualified audited financial statements of Parent and its Subsidiaries prepared on a consolidated and consolidating basis, consisting of at least a balance sheet of Parent and its Subsidiaries for such year and consolidated and consolidating statements of earnings, cash flows and shareholders' equity, in each case in conformity with GAAP, consistently applied, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by Parent, together with copies of any and all letters, reports or other communications from such accountants to management or to Parent's Board of Directors or any committee thereof; provided that any accompanying consolidating schedules need not be separately audited;

               (d) Compliance Certificate. Together with each quarterly and annual financial statement delivered in accordance with the preceding paragraphs, Parent will furnish to the Administrator a compliance certificate showing a calculation of the financial covenant set forth in Section 7.01(k) certified by the principal financial officer of Parent;

               (e) Liquidation Events. Each of Seller and Parent will furnish to the Administrator, as soon as possible and in any event within two (2) Business Days after an officer of Seller or Parent obtains actual knowledge of the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the chief financial officer or chief accounting officer of

          Seller or Parent, as the case may be, setting forth details of such event and the action that Seller or Parent, as the case may be, proposes to take with respect thereto;

               (f) Litigation. Each of Seller and Parent will furnish to the Administrator, as soon as possible and in any event within three Business Days of Seller's or Parent's actual knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could be reasonably expected to have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation;

               (g) Change in Credit and Collection Policy. Each of Seller and Parent will furnish to the Administrator, prior to its effective date, notice of any material change in the Credit and Collection Policy;

               (h) Change in Name. Seller will furnish to the Administrator, at least thirty days prior to any change in the Seller's name, location or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof; and

               (i) Other Information. Each of Seller and Parent will furnish to the Administrator such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Parent or Seller or any of its Affiliates as the Administrator or any Agent may from time to time reasonably request.

     SECTION 7.03. Negative Covenants. From the date hereof until the Final Payout Date:

               (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Asset or any interest therein.

               (b) Extension or Amendment of Receivables. Neither Parent nor Seller will, except as otherwise permitted in Section 8.02, extend, amend or otherwise modify, or permit Servicer to extend, amend or otherwise modify, the terms of any Pool Receivable; or amend, modify or waive, or permit Servicer to amend, modify or waive, any term or condition of any Contract related to a Pool Receivable.

               (c) Change in Business or Credit and Collection Policy. Neither Parent nor Seller will make any change in the character of its business or in the Credit and Collection Policy, which change could materially impair the collectibility of any Pool Receivable or otherwise materially adversely affect the interests or remedies of the Administrator, any Agent or any Purchaser under this Agreement or any other Transaction Document.

               (d) Change in Payment Instructions to Obligors. Neither Parent or Seller will add or terminate any bank as a Lock-Box Bank or any Lock-Box Account from those listed in Schedule 6.01(n) or make any change, or permit Servicer to make any change, in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Administrator shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account, as the case may be.

               (e) Mergers, Acquisitions, Sales, etc. Neither Parent nor Seller will (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or any substantial part of the Properties of any other Person without the consent of the Agents (provided that the consolidation of PBI with Parent shall not constitute a violation of this covenant so long as such consolidation does not include a merger and so long as Parent does not become directly or indirectly liable for any Indebtedness of PBI and provided further that Parent may take any of the foregoing actions so long as Parent is the surviving corporation of any such merger or consolidation and, after giving effect to such merger, consolidation or acquisition, Parent is in the same general lines of business as it was in on the date of this Agreement) or (ii) sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto or to the Purchase Agreement). Parent will not sell any of the capital stock of Seller, or permit any Lien to exist thereon, other than a Lien in favor of Fleet Capital Corporation pursuant to the Loan Agreement.

               (f) Deposits to Special Accounts. Neither Parent nor Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

               (g) Other Business. Seller will not (i) engage in any business other than the transactions contemplated by the Transaction Documents;
          (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or the Purchase Agreement; or (iii) form any Subsidiary or make any investments in any other Person.

               (h) Certificate of Incorporation; Purchase Agreement. Seller will not amend, modify, terminate, revoke or waive any provision of its certificate of incorporation, the Initial Purchaser Note or the Purchase Agreement.

               (i) Restricted Payments. Seller will not declare or make any dividend or other distributions to any of its shareholders, redeem or purchase any of its capital stock or make any loan or other payments to any of its shareholders (other than (1) payments of the purchase price of Receivables as set forth in the Purchase Agreement, (2) the turn-over of Collections of Reconveyed Receivables to an Originator as set forth in the Purchase Agreement, (3) payment of the Servicer's Fee so long as Parent is the Servicer and (4) payment of reasonable management fees and reimbursement of reasonable expenses of Parent incurred in connection with managing Seller, so long as such fees and expenses are in an amount not in excess of those that would be paid in a similar arms'-length transaction) unless, in each case, no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing or would result therefrom.

               (j) Change of Name or Location. Seller will not change its name or the location of its principal place of business or chief executive office or its corporate structure, unless Seller has given the Administrator at least thirty (30) days prior notice thereof, and has taken all steps necessary or advisable under the UCC to continue the perfection and priority of the Administrator's and each Purchaser's interest in the Pool Assets.

     SECTION 7.04. Separate Existence. Each of Seller and Parent hereby acknowledges that each Purchaser, the Program Support Providers, the Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Seller's identity as a legal entity separate from Parent. Therefore, from and after the date hereof, each of Seller and Parent shall take all steps specifically required by this Agreement or by any Purchaser, any Agent or the Administrator to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Parent and any other Person, and is not a division of Parent or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of Seller and Parent shall take such actions as shall be required in order that:

               (a) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

               (b) Seller shall not engage in any business or activity, or incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

               (c) Not less than one member of Seller's Board of Directors shall be an Independent Director. The certificate of incorporation of Seller shall provide that (i) Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition or a merger or dissolution with respect to Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

               (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller, Parent or any Affiliate thereof;

               (e) Any employee, consultant or agent of Seller will be compensated from Seller's funds for services provided to Seller. Seller will not engage any agents other than its attorneys, auditors and other professionals, and a Servicer as contemplated by the Transaction Documents for the Receivables Pool, which Servicer will be fully compensated for its services by payment of the Servicer's Fee and a manager, which manager will be fully compensated from Seller's funds;

               (f) Seller will not incur any material indirect or overhead expenses for items shared with Parent (or any other Affiliate thereof) which are not reflected in the Servicer's Fee or the fee to Parent in its role as manager for Seller. To the extent, if any, that Seller (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Parent shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

               (g) Seller's operating expenses will not be paid by Parent or any other Affiliate thereof;

               (h) Seller will have its own stationery;

               (i) Seller's books and records will be maintained separately from those of Parent and any other Affiliate thereof;

               (j) All financial statements of Parent or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller, and (B) Seller is a separate entity with creditors who have received security interests in Seller's assets;

               (k) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Parent or any Affiliate thereof;

               (l) Seller will strictly observe corporate formalities in its dealings with Parent or any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Parent or any Affiliate thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. Seller shall not maintain joint bank accounts or other depository accounts to which Parent or any Affiliate thereof (other than Parent in its capacity as Servicer) has independent access; and

               (m) Seller will maintain arms'-length relationships with Parent (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services it renders or otherwise furnishes to Seller. Neither Seller nor Parent will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Seller and Parent will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

                                 ARTICLE VIII

                         ADMINISTRATION AND COLLECTION

     SECTION 8.01. Designation of Servicer.

     (a) Parent as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this Section 8.01. Until the Administrator gives to Parent a Successor Notice, Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

     (b) Successor Notice; Servicer Transfer Events. Upon Parent's receipt of notice from the Administrator of the Administrator's designation of a new Servicer (a "Successor Notice"), Parent agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of Parent's obligations to service and administer such Pool Receivables, on the terms and subject to the conditions herein set forth, and Parent shall use its best efforts to assist the new Servicer in assuming such obligations. The Administrator agrees not to give Parent a Successor Notice until after the occurrence of a Liquidation Event (any such Liquidation Event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion (it being understood that the Administrator shall give such Successor Notice upon written request to do so by any Agent).

     (c) Resignation. The Parent acknowledges that the Administrator, the Agents and the Purchasers have relied on the Parent's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, the Parent agrees that it will not voluntarily resign as Servicer.

     (d) Subcontracts. Servicer may, with the prior consent of the Agents, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof;
(ii) Servicer shall remain
primarily liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof, (iii) Seller, the Administrator, the Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) any such subcontract may be terminated at the option of the Administrator upon the occurrence of a Servicer Transfer Event.

     (e) Servicing Programs. In the event that Servicer uses any software program in servicing the Pool Receivables that it licenses from a third party, Servicer shall use its best efforts to obtain whatever licenses or approvals are necessary to allow the Administrator or the new Servicer to use such program.

     SECTION 8.02. Duties of Servicer.

     (a) Appointment; Duties in General. Each of Seller, each Purchaser, each Agent and the Administrator hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01, to enforce its rights and interests in and under the Pool Assets. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Credit and Collection Policy.

     (b) Allocation of Collections; Segregation. Servicer shall set aside for the account of Seller and the Purchasers their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03 but shall not be required (unless otherwise instructed by the Administrator) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with Section 3.01. If instructed by the Administrator, Servicer shall segregate and deposit with a bank designated by the Administrator, Purchasers' Share of Collections, on the second Business Day following receipt by Servicer of such Collections in immediately available funds.

     (c) Modification of Receivables. So long as no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Servicer may
(i) in accordance with the Credit and Collection Policy, adjust the Unpaid Balance of any Defaulted Receivable or extend the time for payment of any Defaulted Receivable (but in no event to a date later than 120 days from the date of the original invoice), provided that (A) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Purchaser, any Agent or the Administrator under this Agreement, and (B) the aggregate amount of all such adjustments made in any Settlement Period, plus the aggregate Unpaid Balance of all Pool Receivables that have been extended during such Settlement Period, shall not exceed 2% of the aggregate Unpaid Balance of all Pool Receivables as at the Cut-Off Date for such Settlement Period and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).

     (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and the Purchasers in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

     (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less the Seller's Share of the Servicer's Fee, and (ii) the Collections of any Receivable which is not a Pool Receivable. Seller hereby directs Servicer to pay any Collections of any Reconveyed Receivable directly to the related Originator to be applied pursuant to the Purchase Agreement. Servicer shall, as soon as practicable upon demand, deliver to Seller copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) Termination. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

     (g) Power of Attorney. Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by a Purchaser (whether or not from Seller) in connection with any Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Liquidation Event has occurred or (ii) the Administrator (or any Agent) believes in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession, could adversely affect Receivables constituting a material portion of the Pool Receivables.

     SECTION 8.03. Rights of the Administrator.

     (a) Notice to Obligors. At any time after the occurrence of a Liquidation Event, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Administrator, for the ratable benefit of the Purchasers.

     (b) Notice to Lock-Box Banks. At any time following the earlier to occur of
(i) the occurrence of a Liquidation Event, and (ii) the commencement of the Liquidation Period, the Administrator is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and Lock-Box Accounts. Seller hereby transfers to the Administrator, for the benefit of the Purchasers, effective when the Administrator shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer. Any proceeds of Pool Receivables received by the Seller or Parent, as Servicer or otherwise, thereafter shall be sent immediately to the Administrator.

     (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Parent pursuant to Section 8.01:

               (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

               (ii) Parent shall, at the Administrator's request and at Parent's expense, give notice of such ownership to each Obligor and direct that payments be made directly to the Administrator or its designee.

               (iii) Parent and Seller shall, at the Administrator's request,
          (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables and make the same available to the Administrator at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator.

               (iv) Each of Seller and Purchaser hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and the Purchasers which are necessary or desirable, in the reasonable determination of the Administrator, to collect all amounts due under any and all Pool Receivables including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

     SECTION 8.04. Responsibilities of Seller. Anything herein to the contrary notwithstanding:

               (a) Contracts. Seller shall perform, or cause an Originator to perform under the Purchase Agreement, all of its obligations under the Contracts related to the Pool Receivables and under the other agreements related thereto to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve Seller from such obligations.

               (b) Limitation of Liability. None of the Administrator, any Agent or any Purchaser shall have any obligation or liability with respect to any Pool Receivables, the related Contracts or any other related agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

     SECTION 8.05. Further Action Evidencing Purchases and Reinvestments.

     (a) Further Assurances. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected undivided ownership interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, in favor of the Administrator, for the ratable benefit of the Purchasers. Without limiting the generality of the foregoing, Seller will upon the request of the Administrator or its designee execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to evidence or perfect the interest described in the previous sentence.

     (b) Data Processing Records. Each of Parent and Seller will mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement.

     (c) Additional Financing Statements; Performance by Administrator. Seller hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any portion of the Asset Interest now existing or hereafter arising in the name of Seller. If Seller or Parent fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to), after notice to Seller or Parent (unless immediate action is reasonably required to protect the interests of the Administrator, any Agent or any Purchaser), itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrator or its designee incurred in connection therewith shall be payable by Seller or Parent, as the case may be.

     (d) Continuation Statements; Opinion. Without limiting the generality of subsection (a), Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 5.01(d) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Final Payout Date shall have occurred execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

     SECTION 8.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor, required by the underlying Contract or law or unless the Administrator instructs otherwise, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second, to any other indebtedness of such Obligor.

                                  ARTICLE IX

                               SECURITY INTEREST

     SECTION 9.01. Grant of Security Interest. To secure all obligations of Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections of Pool Receivables received or deemed to be received and fees, Seller hereby assigns and grants to Administrator, for the benefit of the Secured Parties, a security interest in all of Seller's right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Assets.

     SECTION 9.02. Further Assurances. The provisions of Section 8.05 shall apply to the security interest granted under Section 9.01 as well as to the Purchases, Reinvestments and the Asset Interest hereunder.

     SECTION 9.03. Remedies. Upon the occurrence of a Liquidation Event, the Administrator, the Agents and the Purchasers shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to any Purchaser, any Agent or the Administrator under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                   ARTICLE X

                              LIQUIDATION EVENTS

     SECTION 10.01. Liquidation Events. The following events shall be "Liquidation Events" hereunder:

               (a) (i) Servicer (if Parent or its Affiliate is Servicer) shall fail to perform or observe any material term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for more than three Business Days or (ii) Seller or Servicer (if Parent or its Affiliate is Servicer) shall fail to make any payment or deposit to be made by it hereunder within two (2) Business Days of when due; or

               (b) Any representation or warranty made or deemed to be made by Seller, Parent or any Originator under or in connection with this Agreement, any other Transaction Document, any Daily Report, any Weekly Servicer Report or any Servicer Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

               (c) Seller, Parent or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten (10) Business Days after written notice thereof shall have been given by the Administrator to Seller or Parent, as the case may be; or

               (d) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $100,000 of, or guaranteed by, Parent or any Subsidiary thereof, which default is a payment default or if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice or both) would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration;

          or any default under any agreement or instrument relating to the purchase of receivables of Parent or any Subsidiary thereof (other than this Agreement), if the effect of such default is to terminate, or permit the termination of, the commitment of any party to such agreement or instrument to purchase receivables or the right of Parent or such Subsidiary to reinvest in receivables the principal amount paid by any party to such agreement or instrument for an interest in receivables; or

               (e) This Agreement or any Purchase or any Reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Asset Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage interest to the extent of the Asset Interest in favor of the Administrator, for ratable benefit of the Purchasers, in each Pool Asset, free and clear of any other Lien or (ii) cease to create with respect to the items described in Section 9.01, or the interest of the Administrator (for the ratable benefit of the Purchasers) with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any other Lien; or

               (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Parent or any Subsidiary thereof; or

               (g) The Sales-Based Dilution Ratio for any Cut-Off Date exceeds 7%; or

               (h) The Default Ratio for any Cut-Off Date exceeds 2%; or

               (i) On any Weekly Settlement Date, after giving effect to the payments made under Section 3.01(c), the Asset Interest exceeds the Allocation Limit; or

               (j) The Delinquency Ratio for any Cut-Off Date is greater than 5%; or

               (k) There shall exist any event or occurrence that has caused, or has a reasonable possibility of causing, a Material Adverse Effect; or

               (l) Seller, any Originator or Parent is subject to a Change-in-Control; or

               (m) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Parent and such lien shall not have been released within 5 Business Days.

     SECTION 10.02. Remedies.

     (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (f) of Section 10.01), the Administrator shall, at the request, or may with the consent, of any Purchaser, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

     (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (f) of Section 10.01, the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

     (c) Additional Remedies. Upon any Purchase Termination Date occurring pursuant to this Section 10.02, no Purchases or Reinvestments thereafter will be made, and the Administrator, the Agents and the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

                                  ARTICLE XI

                         THE ADMINISTRATOR; THE AGENTS

     SECTION 11.01. Authorization and Action. (a) Each Purchaser hereby appoints and authorizes the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law. The Administrator shall promptly provide to each Agent copies of each notice, report, financial statement and certificate that the Administrator receives from Parent, Servicer or Seller pursuant to this Agreement.

     (b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as its Agent on the signature pages hereto, and each authorizes such Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into this Agreement or otherwise exist against such Agent.

     (c) Except as otherwise specifically provided in this Agreement, the provisions of this Article XI are solely for the benefit of the Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of an Agent which is not the Agent for such Purchaser.

     (d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Agent or the Administrator, or any of their respective successors and assigns.

     SECTION 11.02 Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 11.03. Administrator's Reliance, Etc. None of the Administrator, any Agent, or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own bad faith, gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of the Administrator and each Agent: (a) may consult with legal counsel (including counsel for Seller or Parent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Purchaser, any Agent or any other holder of any interest in Pool Receivables and shall not be responsible to any Purchaser or any Agent or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or Parent or to inspect the property (including the books and records) of Seller, any Originator or Parent; (d) shall not be responsible to any Purchaser, any Agent or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 11.04. Each Agent and Affiliates. Each Agent and any of its Affiliates may generally engage in any kind of business with Seller, Parent, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Parent, any Originator or any Obligor or any of their respective Affiliates, all as if such Agent were not the Administrator (in the case of Fleet) or an Agent, and without any duty to account therefor to any Purchaser, any other Agent or any other holder of an interest in Pool Receivables.

     SECTION 11.05. Reliance by Agents. Each Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or Parent), independent accountants and other experts selected by the Administrator. Each Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchasers, and assurance of its indemnification, as it deems appropriate.

     (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchasers or the Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and all Agents.

     (c) Unless otherwise advised in writing by an Agent or by any Purchaser on whose behalf such Agent is purportedly acting, each party to this Agreement may assume that (i) such Agent is acting for the benefit of each of the Purchaser in respect of which such Agent is identified as being the "Agent", as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Agent has been duly authorized and approved by all necessary action on the part of the Purchaser on whose behalf it is purportedly acting. Each Agent and its Purchaser shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Agent.

     SECTION 11.06. Notice of Liquidation Events. Neither any Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Liquidation Event or Unmatured Liquidation Event unless such Agent or the Administrator has received notice from any Purchaser, Agent, the Servicer or the Seller stating that a Liquidation Event or Unmatured Liquidation Event has occurred hereunder and describing such Liquidation Event or Unmatured Liquidation Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Agent whereupon each such Agent shall promptly give notice thereof to its Purchaser. In the event that an Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Liquidation Event or Unmatured Liquidation Event as may be directed by the Majority Purchasers (unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Agents.

     SECTION 11.07. Non-Reliance on Administrator, Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Agent hereafter taken, including any review of the affairs of the Seller, Servicer or the Parent, shall be deemed to constitute any representation or warranty by the Administrator or such Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Agents that, independently and without reliance upon the Administrator, the Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer or the Parent, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Agent with any information concerning the Seller, the Parent, or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 11.08. Indemnification. Each Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller or Servicer and without limiting the obligation of the Seller or Servicer to do so), ratably in accordance with its Percentage from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction); provided, that in the case of each Purchaser that is a commercial paper conduit, or that funds its investments through loans made with the proceeds of the issuance of commercial paper, such indemnity shall be provided solely to the extent of amounts received by such Purchaser under this Agreement which exceed the amounts required to repay such Purchaser's outstanding Commercial Paper Notes.

     SECTION 11.09. Successor Administrator. The Administrator may, upon at least five (5) days notice to the Seller and each Purchaser and Agent, resign as Administrator. Such resignation shall not become effective until a successor agent is appointed by the Majority Purchasers and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator's resignation hereunder, the provisions of this Article XI and Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

                                  ARTICLE XII

                      ASSIGNMENT OF PURCHASER'S INTEREST

     SECTION 12.01. Restrictions on Assignments.

     (a) Neither Seller nor Parent may assign its rights, or delegate its duties, hereunder or any interest herein without the prior written consent of each Agent. No Purchaser may assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, however, that a Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to
(i) its related Agent or any Affiliate thereof, or (ii) to any "bankruptcy remote" special purpose entity the business of which is administered by its related Agent or any Affiliate thereof, so long as such entity has the ability to issue commercial paper notes, or to cause the issuance of commercial paper notes, to fund the Asset Interest or (iii) to any Program Support Provider. If a Purchaser notifies Seller and Parent that it has decided to assign its rights and delegate its duties hereunder to one or more Program Support Providers (or an agent therefor), Seller and Parent agree to enter into such amendments hereto and to the other Transaction Documents as the related Agent may reasonably request to reflect such assignment and delegation, provided that, unless a Liquidation Event exists, the related Agent shall be responsible for all reasonable out-of-pocket costs and expenses incurred by Seller and Parent in connection therewith.

     (b) Seller agrees to advise the related Agent within five (5) Business Days after notice to Seller of any proposed assignment by a Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of Seller's consent or non-consent to such assignment and if it does not consent, the reasons therefor. If Seller does not respond in such time period, Seller shall be deemed to have consented to such assignment. All of the aforementioned assignments shall be upon such terms and conditions as the related Purchaser and the assignee may mutually agree.

     SECTION 12.02. Rights of Assignee. Upon the assignment by a Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of such Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

                                 ARTICLE XIII

                                INDEMNIFICATION

     SECTION 13.01. Indemnities.

     (a) General Indemnity by Seller. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, Seller hereby agrees to indemnify each of the Administrator, each Agent, each Purchaser, each Program Support Provider, each of their respective Affiliates, and all successors, permitted transferees, participants and permitted assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), within ten (10) Business Days of demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) Indemnified Amounts which have the effect of recourse for non-payment of the Pool Receivables due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

               (i) the transfer by Seller of any interest in any Pool Receivable other than the transfer of an Asset Interest to the Administrator, for the ratable benefit of the Purchasers, pursuant to this Agreement and the grant of a security interest to the Administrator pursuant to
          Section 9.01;

               (ii) any representation or warranty made by Seller under or in connection with any Transaction Document, any Servicer Report, any Daily Report, any Weekly Servicer Report or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

               (iii) the failure by Seller to comply with any Applicable Law, or the nonconformity of any Pool Receivable or the related Contract with any Applicable Law;

               (iv) the failure to vest and maintain vested in the Administrator, for the ratable benefit of the Purchasers, an undivided percentage ownership interest, to the extent of the Asset Interest, in the Pool Assets, free and clear of any Lien, other than a Lien arising solely as a result of an act of a Purchaser or the Administrator, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

               (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Assets, whether at the time of any Purchase or Reinvestment or at any time thereafter;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy or payment) of the Obligor to the payment of any Receivable included in the Net Pool Balance (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vii) any failure of Seller to perform its duties or obligations in accordance with this Agreement;

               (viii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

               (ix) any litigation, proceedings or investigation against Seller; or

               (x) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax of such Person), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

     (b) Indemnity by Servicer. Without limiting any other rights which any such Person may have hereunder or under applicable law, Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to (i) any representation or warranty made by Servicer under or in connection with any Transaction Document, any Servicer Report, any Weekly Servicer Report, any Daily Report or any other information or report delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by Servicer to comply with any Applicable Law, (iii) the failure of Servicer to perform its duties or obligations in accordance with this Agreement or (iv) the commingling of any Collections with other funds.

     (c) After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (d) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or Servicer, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or Servicer, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     SECTION 14.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, the Administrator, Parent and the Majority Purchasers (with respect to an amendment) or (b) the Administrator and the Majority Purchasers (with respect to a waiver or consent by them) or Seller or Parent (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however that no such amendment or waiver shall without the consent of each affected Purchaser (1) increase the amount of a Purchaser's Commitment, (ii) change the date of the payment of any amount payable hereunder,
(iv) reduce the amount of Capital, Earned Discount or any Fee (other than by payment in accordance with this Agreement), (v) modify the definition of "Majority Purchasers" or this Section 14.01, (iv) consent to or permit the assignment or transfer of the Seller or Parent of any of its rights or obligations under this Agreement or the Purchase Agreement or (vii) change the definition of "Required Reserves"; and provided, further that no such amendment or consent shall adversely affect the rights of any Agent hereunder without such Agent's written consent. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, a Purchaser may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

     SECTION 14.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Schedule 14.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective,
(a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     SECTION 14.03. No Waiver; Remedies. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, any Purchaser, any Agent or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 14.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, Parent, the Administrator, the Purchasers, the Agents and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller or Parent pursuant to Article VI and the provisions of Article XIII and Sections 4.02, 14.05, 14.06, 14.07,
14.08 and 14.15 shall be continuing and shall survive any termination of this Agreement.

     SECTION 14.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Seller or Parent, as the case may be, agrees to pay within five Business Days of demand;

               (a) all costs and expenses incurred (i) by the Administrator, any Agent and any Purchaser, and their respective Affiliates, in connection with the negotiation, preparation, execution and delivery of, and (ii) by the Administrator, any Program Support Provider, any Agent and any Purchaser and their respective Affiliates, in connection with the enforcement after the occurrence of a Liquidation Event against Seller or Parent, as the case may be, of, or any actual or claimed breach by Seller or Parent, as the case may be, of, this Agreement and the other Transaction Documents, including, without limitation (A) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (B) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants incurred in connection with any review of Seller's or Parent's, as the case may be, books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c) or otherwise); and

               (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 14.06. No Proceedings. Seller, Parent, Servicer, PNC Bank (individually and as Market Street Agent), each Purchaser (as to the other Purchaser) and Fleet (individually, as Blue Keel Agent and as Administrator) each hereby agrees that it will not institute against any Purchaser, or join any other Person in instituting against any Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The parties hereto agree that each Purchaser shall have no obligations to make any payments hereunder (collectively, "Purchaser Payments"), and that such Purchaser Payments shall not constitute a claim against such Purchaser as defined in (S)101 of the Bankruptcy Code, unless and until such Purchaser has amounts sufficient to pay such Purchaser Payments and such amounts are not required to repay Commercial Paper Notes of such Purchaser or loans to such Purchaser funded by Commercial Paper Notes. No Purchaser shall have any obligation to pay any amounts owing hereunder unless and until such Purchaser has received such amounts.

     SECTION 14.07.  Confidentiality of Program Information.

     (a) Confidential Information. Each party hereto acknowledges that each Agent regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

               (i) it will not disclose without the prior consent of each Agent or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this
           Section 14.07), (A) any information regarding the pricing in, or copies of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of any Purchaser generally or the services performed by the related Agent for such Purchaser, or (C) any information which is furnished by an Agent to such party and which is designated by such Agent to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement or to any Program Support Provider for the purposes contemplated hereby,
           (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with Applicable Law, including, without limitation, by filing the Transaction Documents with the Securities and Exchange Commission (provided that neither Seller nor Parent shall file the Fee Letter, or, if required by Applicable Law to file the Fee Letter, Parent or Seller, as the case may be, shall request confidential treatment therefor) or (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

               (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

               (iii) it will, upon demand, return (and cause each of its representatives to return) to the related Agent, all documents or other written material (other than documents executed by such party) received from such Agent, as the case may be, in connection with
           (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

     (b) Availability of Confidential Information. This Section 14.07 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than an Agent or were known to such party on a non-confidential basis prior to its disclosure by an Agent.

     (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will, to the extent that it may legally do so,

               (i) provide the related Agent with prompt written notice so that such Agent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.07; and

               (ii) unless the related Agent waives compliance by such party with the provisions of this Section 14.07, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.07.

In the event that such protective order or other remedy is not obtained, or an Agent waives compliance with the provisions of this Section 14.07, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

     (d) Survival. This Section 14.07 shall survive termination of this Agreement.

     SECTION 14.08.  Confidentiality of Parent Information.

     (a) Confidential Information. Each party hereto acknowledges that Parent regards certain information to be proprietary, and each such party severally agrees that:

               (i) it will not disclose without the prior consent of Parent or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Parent Information (as defined below) and of the terms of this Section 14.08), any information which is furnished by Parent to such party and which is designated by Parent to such party in writing or otherwise as confidential or not otherwise available to the general public ("Parent Information"); provided, however, that such party may disclose any such Parent Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with any Applicable Law, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, (V) to any Affected Party, (VI) to the Rating Agencies, or (VII) to any potential Liquidity Bank or any potential assignee or participant of any Liquidity Bank, and any placement agent for, or investor or potential investor in, the Commercial Paper Notes; and

               (ii) it will use the Parent Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto.

     (b) Availability of Confidential Information. This Section 14.08 shall be inoperative as to such portions of the Parent Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Parent or were known to such party on a nonconfidential basis prior to its disclosure by Parent.

     (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Parent Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Parent Information, such party will, to the extent that it may legally do so,

               (i) provide Parent with prompt written notice so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.08; and

               (ii) unless Parent waives compliance by such party with the provisions of this Section 14.08, make a timely objection to the request or confirmation to provide such Parent Information on the basis that such Parent Information is confidential and subject to the agreements contained in this Section 14.08.

In the event that such protective order or other remedy is not obtained, or Parent waives compliance with the provisions of this Section 14.08, such party will furnish only that portion of the Parent Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Parent Information.

     (d) Survival. This Section 14.08 shall survive termination of this Agreement.

     SECTION 14.09. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     SECTION 14.10. Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     SECTION 14.11. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATOR IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 14.12. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

     SECTION 14.13. Consent To Jurisdiction; Waiver Of Immunities. EACH OF PARENT AND SELLER HEREBY ACKNOWLEDGES AND AGREES THAT:

               (a) IT HEREBY IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT

           SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (iv) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.02; AND (v) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS
           SECTION 14.13 SHALL AFFECT THE ADMINISTRATOR'S, ANY AGENT'S OR ANY PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF SELLER OR PARENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

               (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     SECTION 14.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 14.15. No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of a Purchaser contained in this Agreement shall be had against any stockholder (solely in its capacity as stockholder), employee, officer, director, member or incorporator of such Purchaser, provided, however, that nothing in this Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                     D&K RECEIVABLES CORPORATION, as Seller

                                     By: /s/ Thomas S. Hilton
                                        --------------------------------
                                     Name Printed: Thomas S. Hilton
                                                  ----------------------
                                     Title: Vice President
                                           -----------------------------


                                    D&K HEALTHCARE RESOURCES, INC., as initial
                                     Servicer

                                     By: /s/ Thomas S. Hilton
                                        --------------------------------
                                     Name Printed: Thomas S. Hilton
                                                  ----------------------
                                     Title: Sr. VP and CFO
                                           -----------------------------



Related Agent:  Fleet                BLUE KEEL FUNDING, LLC, as a Purchaser

                                     By: /s/ Chris T. Burt
                                        ---------------------------------
                                     Name Printed: Chris T. Burt
                                                  -----------------------
                                     Title: Vice President
                                           ------------------------------

                                  FLEET NATIONAL BANK, as Blue Keel Agent and as Administrator

                                  By: /s/ Paul Schmieder
                                     ----------------------------
                                  Name Printed: Paul Schmieder
                                               ------------------
                                  Title: Director
                                        -------------------------



Related Agent:  PNC            MARKET STREET FUNDING CORPORATION,
                               as a Purchaser

                                  By: /s/ Evelyn Echevarria
                                     ----------------------------
                                  Name Printed: Evelyn Echevarria
                                               ------------------
                                  Title: Vice President
                                        -------------------------


                                  PNC BANK, NATIONAL ASSOCIATION, as Market
                                  Street Agent

                                  By: /s/ John T. Smathers
                                     ----------------------------
                                  Name Printed: John T. Smathers
                                               ------------------
                                  Title: Vice President
                                        -------------------------

                                  APPENDIX A

                                  DEFINITIONS


     This is Appendix A to the Amended and Restated Receivables Purchase Agreement dated as of June 8, 2001 among D&K Receivables Corporation, as Seller, D&K Healthcare Resources, Inc., as initial Servicer, Blue Keel Funding, LLC, as a Purchaser, Market Street Funding Corporation, as a Purchaser, PNC Bank, National Association, as Market Street Agent, and Fleet National Bank, as Blue Keel Agent and as Administrator (as further amended, supplemented or otherwise modified from time to time, and including the Original Purchase Agreement for the period that it was in effect, the "Agreement"). Unless otherwise indicated, all Section, Exhibit and schedule references in this Appendix are to Sections of and Exhibits and Schedules to the Agreement.

     A. Defined Terms. As used in the Agreement, unless the context requires a different meaning, the following terms have the meanings indicated hereinbelow:

     "Accounts" means all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Parent or in which Parent now has or hereafter acquires any interest.

     "Administrator" has the meaning set forth in the preamble.

     "Administrator's Office" means the office of the Administrator at 100 Federal Street, 11th Floor, Boston, Massachusetts 02110 or such other address as shall be designated by the Administrator in writing to Seller and Blue Keel.

     "Affected Party" means each of each Purchaser, each Program Support Provider, any assignee or participant of any Purchaser or any Program Support Provider, each Agent, Fleet, any successor to Fleet as Administrator, and any sub-agent of the Administrator.

     "Affiliate" when used with respect to a Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person, except, when used with respect to Blue Keel, Affiliate shall mean the holder(s) of its limited liability company interests.

     "Agent" means each of the Market Street Agent and the Blue Keel Agent.

     "Allocation Limit" has the meaning set forth in Section 1.01.

     "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

               (a) the rate of interest most recently announced by Fleet in Boston, Massachusetts, as its prime rate; and

               (b) the Federal Funds Rate most recently determined by Fleet plus 0.50% per annum.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Fleet in connection with extensions of credit.

     "Applicable Law" means all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

     "Asset Interest" means an undivided ownership interest determined from time to time as provided in Section 1.04(b) in all Pool Assets.

     "Blue Keel" has the meaning set forth in the preamble.

     "Blue Keel Agent" has the meaning set forth in the preamble.

     "Business Day" means a day other than a Saturday or a Sunday on which both
(a) the Administrator at its principal office in Boston, Massachusetts is open for business and (b) commercial banks in New York City, Pittsburgh, Pennsylvania, Chicago, Illinois and St. Louis, Missouri are not authorized or required to be closed for business.

     "Capital" means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.01, less (b) the aggregate amount of Collections theretofore received and actually distributed to a Purchaser on account of the Capital pursuant to Section 3.01.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of Parent or any of its Subsidiaries, any such lease under which Parent or a wholly-owned Subsidiary of Parent is the lessor.

     "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Change in Control" means any of the following:

               (a) in relation to Parent, the acquisition following the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of issued and outstanding shares of the capital stock of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of Parent and having a then present right to exercise 20% or more of the voting power for the election of members of the board of directors of Parent attached to all such outstanding shares of capital stock of Parent, unless otherwise agreed in writing by the Agents; or

               (b) the creation or imposition of any Lien on any shares of capital stock of Seller; or

               (c) the failure by Parent to own all of the issued and
            outstanding capital stock of Seller and each Originator (other than Parent).

     "Collections" means, with respect to any Receivable, all funds which either
(a) are received by Seller, Servicer, an Originator or any other Person from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such

Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, an Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to Section 3.02.

     "Commercial Paper Holders" means the holders from time to time of the Commercial Paper Notes.

     "Commercial Paper Notes" means short-term promissory notes issued or to be issued by a Purchaser, or the proceeds of which are loaned to a Purchaser, to fund its investments in accounts receivable or other financial assets.

     "Commitment" with respect to either Purchaser means $75,000,000.

     "Commitment Fee" means, for each day, for any Purchaser, the amount equal to the product of (x) the Liquidity Commitment Amount for such Purchaser on such day, minus such Purchaser's Funded Share of the Capital on such date, times (y) the Commitment Fee Rate for such Purchaser, times (z) 1/360.

     "Commitment Fee Rate" has the meaning set forth in the Fee Letter.

     "Concentration Limit" for any Obligor at any time means an amount equal to
(i) the aggregate Unpaid Balance of all Eligible Receivables at such time times
(ii) the applicable percentage as set forth below opposite the appropriate ratings of such Obligor's long-term and short-term unsecured debt, or, in the case of any Obligor listed on Schedule A hereto, the percentage set forth opposite such Obligor's name on such Schedule A. Any Obligor that has a split rating shall be deemed to be in the lower rating category.

------------------------------------------------------------------------------------------------------------
               Long Term Rating                                  Short-Term Rating
               ----------------                                  -----------------
--------------------------------------------------------------------------------------         Applicable
    S&P                             Moody's                    S&P            Moody's          Percentage
    ---                             -------                    ---            -------          ----------
------------------------------------------------------------------------------------------------------------
A+ or better                     A-1 or better                 A-1              P-1             10.0%
------------------------------------------------------------------------------------------------------------
BBB+ to A                        Baa1 to A2                    A-2              P-2              6.0%
------------------------------------------------------------------------------------------------------------
BBB- to BBB                      Baa3 to Baa2                  A-3              P-3              4.0%
------------------------------------------------------------------------------------------------------------
Not Rated                                                   Not Rated                            2.0%
------------------------------------------------------------------------------------------------------------

     "Conduit Facilitator" means any entity that issues Commercial Paper Notes the proceeds of which are loaned to Blue Keel to fund its investments in accounts receivables or other financial assets.

     "Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person, or any purchase order from any Person to an Originator pursuant to or under which such Person shall be obligated to make payments to an Originator. A "related" Contract with respect to the Receivables means a Contract under which Receivables in the Receivables Pool arise, which evidence such Receivables, or which is relevant to the collection or enforcement of such Receivables.

     "Contractual Obligation" with respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is party or by which it or any of its property is bound or is subject.

     "Cost of Funds Rate" for any Earned Discount Period or portion thereof (A) with respect to Blue Keel, means the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of the Conduit Facilitator on each day during such Earned Discount Period have been outstanding; provided, that, if such rate (or rates) is a discount rate (or rates), the "Cost of Funds Rate" for such Earned Discount Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate (or rates) per annum, plus (ii) without duplication, the commissions and charges charged as a percentage of such face amount, converted to an interest-bearing equivalent rate per annum and (B) with respect to Market Street, a rate calculated by the Market Street Agent equal to: (i) the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of Market Street on each day during such Earned Discount Period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the Cost of Funds Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (ii) the commissions and charges charged by any placement agent or commercial paper dealer with respect to such Commercial Paper Notes, expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent per annum.

     "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables described in Schedule 7.01(g), as modified without violating Section 7.03(c).

     "Current Assets" at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates, investments in Affiliates and prepaid expenses shall be excluded therefrom.

     "Cut-Off Date" means the last day of each calendar month.

     "Daily Report" has the meaning set forth in Section 3.01(a).

     "Deemed Collection" has the meaning set forth in the Purchase Agreement.

     "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment, (b) as to which the Obligor thereof is the subject of an Event of Bankruptcy, or (c) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

     "Default Ratio" means the ratio (expressed as a percentage) computed as of a Cut-Off Date by dividing (x) the aggregate Unpaid Balance of all Overdue Receivables as of such Cut-Off Date by (y) the aggregate Unpaid Balance of all Pool Receivables as of the Cut-Off Date for the third preceding month. Receivables owed by Appalachian Regional Healthcare shall not be included for purposes of calculating the Default Ratio.

     "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of a Cut-Off Date by dividing (x) the aggregate Unpaid Balance of all Past Due Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of all Pool Receivables on such date. Receivables owed by Appalachian Regional Healthcare shall not be included for purposes of calculating the Delinquency Ratio.

     "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such payment.

     "Dilution" means any credit, adjustment, rebate, refund or setoff with respect to any Receivable granted or allowed by Seller or any Affiliate of Seller.

     "Dilution Reserve" means, at any time, an amount equal to (i) the Net Pool Balance at such time times (ii) greatest of (A) 4%, (B) the most recently calculated Sales-Based Dilution Ratio and (C) the average of the three most recently calculated Sales-Based Dilution Ratios times two.

     "Dollars" means dollars in lawful money of the United States of America.

     "Dynamic Loss Reserve Percentage" shall be measured as an amount calculated pursuant to the following formula:

     DLRP =    LR x LH x SF

     where:
     -----

     DLRP =    the Dynamic Loss Reserve Percentage;

     LR   =    the Loss Ratio, which shall be equal to the highest average of the Sales-Based Default Ratios for any three consecutive calendar months during the previous twelve calendar months;

     LH   =    the Loss Horizon, which shall be equal to the cumulative Sales over the previous two months divided by the Net Pool Balance as of the most recent Cut-Off Date; and

     SF   =    the Stress Factor, which shall be 2.

     "Earned Discount" means for any Earned Discount Period for any Purchaser:

                 C x ER x ED + LF
                 -----------
                   360
     where:
     -----

            C = the daily average (calculated at the close of business each day) of such Purchaser's Funded Share of the Capital during such Earned Discount Period,

            ER = the Earned Discount Rate for such Earned Discount Period for such Purchaser,

            ED = the actual number of days elapsed during such Earned Discount
                 Period, and

            LF = the Liquidation Fee, if any, during such Earned Discount
                 Period for such Purchaser.

     "Earned Discount Period" means a period from, and including, a Monthly Settlement Date to, but excluding, the next occurring Monthly Settlement Date.

     "Earned Discount Rate" means for any Earned Discount Period for any
Purchaser:

               (a) in the case of any portion of such Purchaser's Funded Share of the Capital funded by a Liquidity Funding, the greater of (1) the sum of (i) the Eurodollar Rate (Reserve Adjusted) for such Earned Discount Period, plus (ii) 2.00% per annum and (2) the then applicable interest rate pursuant to the Loan Agreement; and

               (b) in the case of any portion of such Purchaser's Funded Share of the Capital funded by Commercial Paper Notes, the Cost of Funds Rate for such Earned Discount Period for such Purchaser;

provided, however, that on any day during an Earned Discount Period when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for the Capital shall mean the "Default Rate" as defined in the Loan Agreement plus 1.00% per annum or, if the Loan Agreement is not then in effect, the higher of (i) the Alternate Base Rate in effect on such day plus 2% per annum and (ii) the Eurodollar Rate (Reserve Adjusted) for such Earned Discount Period plus 3.50% per annum.

     "Eligible Contract" means a Contract in one of the forms set forth in
Schedule 7.01(e) or otherwise approved by the Administrator.

     "Eligible Receivable" means, at any time, a Receivable:

               (a) which is originated by an Originator in the ordinary course of its business for the sale of pharmaceuticals and related products;

               (b) which constitutes an account as defined in the UCC;

               (c) the Obligor of which is a resident of the United States, or any of its possessions or territories, is not an Affiliate of Seller and is not a Governmental Authority;

               (d) which was purchased or otherwise acquired by Seller pursuant to the Purchase Agreement and which was designated by the related Originator as an "Eligible Receivable" pursuant to the Purchase Agreement;

               (e) which is not a Delinquent Receivable or a Defaulted
            Receivable;

               (f) with respect to which the warranty of Seller in Section
            6.01(k) is true and correct;

               (g) the sale of which, or of an undivided interest in which, does not contravene or conflict with Applicable Law, or require the consent of the Obligor or any other Person;

               (h) which is denominated and payable only in Dollars in the
            United States;

               (i) which arises under an Eligible Contract, which contract has been duly authorized by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any defense whatsoever (other than discharge in bankruptcy and payment);

               (j) which, together with the Contract related thereto, does not contravene in any material respect any Applicable Law and with respect to which no party to the Contract related thereto is in violation of any Applicable Law;

               (k) which (i) satisfies all material applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Administrator may from time to time specify to Seller in the exercise of its reasonable business judgment;

               (l) as to which the payment terms have not been altered or extended so as to materially affect the collectibility of such Receivable;

               (m) the Unpaid Balance of which is payable within 30 days or less from the invoice date therefor;

               (n) which are not Receivables owed by an Obligor for which more than 20% of the aggregate Unpaid Balance of Receivables of such Obligor constitute Defaulted Receivables;

               (o) which arise from the completion of the sale and delivery of goods and services performed, and which do not represent an invoice in advance of such completion; and

               (p) which are not subject to any contingent performance
            requirements of the Seller or the related Originator unless such requirements are guaranteed or insured by third parties acceptable to the Agents.

     Unless otherwise agreed in writing by each Agent, Receivables owed by Appalachian Regional Healthcare shall not be Eligible Receivables.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Earned Discount Period and any portion of the Capital, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Eurodollar Rate      =       Eurodollar Rate
                                        ---------------
         (Reserve Adjusted)              1 - Eurodollar
                                     Reserve Percentage
     where:
     -----

            "Eurodollar Rate" means, with respect to any Earned Discount Period and any portion of the Capital, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Blue Keel Agent (in the case of Blue Keel's Funded Share of the Capital) or the Market Street Agent (in the case of Market Street's Funded Share of the Capital) two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time for delivery on the first day of such Earned Discount Period, for the number of days comprised therein and in an amount equal or comparable to the applicable portion of the Capital for such Earned Discount Period.

            "Eurodollar Business Day" means a day of the year on which dealings are carried on in the eurodollar interbank market and banks are open for business in London and are not required or authorized to close in New York City.

            "Eurodollar Reserve Percentage" means, with respect to any Earned Discount Period, the then maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) prescribed by the Federal Reserve Board for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D having a term comparable to such Earned Discount Period.

     "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

               (a) any case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect and shall either not be contested or shall remain undismissed for 60 consecutive days; or

               (b) such Person shall commence a voluntary case or other
            proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

     "Excess Amount" as of any date, means the amount, if any, by which the sum of the Capital, plus the Required Reserves on such date exceeds the Net Pool Balance, as most recently calculated.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a
            Business Day, the average of the quotations for such day on such transactions received by Fleet from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" has the meaning set forth in Section 4.01.

     "Fees" means the Commitment Fee and the Program Fee.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     "Final Payout Date" means the date following the Termination Date on which the Capital shall have been reduced to zero and all other amounts payable by Seller to the Purchasers, the Administrator, the Agents, the Affected Parties and the Indemnified Parties under the Transaction Documents shall have been paid in full.

     "Fleet" has the meaning set forth in the preamble.

     "Funded Share" at any time with respect to any Purchaser means the ratio, expressed as a percentage, of (i) the aggregate of the amounts theretofore funded by such Purchaser for Purchases pursuant to Section 1.01, less the aggregate amount of Collections theretofore received by such Purchaser on account of the Capital pursuant to Section 3.01 to (ii) the outstanding Capital at such time.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

     "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgements, decrees, licenses, exemptions, publications, filings, notices to and declaration of or with, or required by, any Governmental Authority, or required by any Applicable Law.

     "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

     "Indebtedness" as applied to a Person means, without duplication,

               (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

               (ii) all obligations of other Persons which such Person has guaranteed,

               (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

               (iv) in the case of Parent (without duplication), the Obligations
            (as defined in the Loan Agreement).

     "Indemnified Amounts" has the meaning set forth in Section 13.01.

     "Indemnified Party" has the meaning set forth in Section 13.01.

     "Independent Director" shall mean an individual who is not, and never was,
(1) a member, stockholder, director, officer, employee, Affiliate, customer or supplier of, or an individual that has received any benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, the Parent or any of its subsidiaries or Affiliates, or (2) an individual owning beneficially, directly or indirectly, any interest in the Parent, or a stockholder, director, officer, employee, Affiliate, customer or supplier thereof, or an individual who has received any direct economic benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (3) an individual who is a relative or spouse of an individual described in clause (1) or (2) above.

     "Interest Rate Expense" shall have the meaning assigned thereto in the Loan Agreement, as the Loan Agreement is in effect on the date of this Agreement, and without giving effect to any amendment, modification or termination of the Loan Agreement made after the date of this Agreement.

     "Lien" means any mortgage, lien, pledge, encumbrance, charge, title retention or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, assignment, pledge or financing statement or arising as a matter of law, judicial process or otherwise.

     "Liquidation Event" has the meaning set forth in Section 10.01.

     "Liquidation Fee" means, for each day in any Earned Discount Period during the Liquidation Period following the occurrence of a Liquidation Event, for each Purchaser the amount, if any, by which:

               (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of such Purchaser's Funded Share of the Capital during such Earned Discount Period (as so computed) if such reductions had not been made, exceeds

               (b) the income, if any, received by such Purchaser from investing the proceeds of such reductions of such Purchaser's Funded Share of the Capital.

     "Liquidation Period" means the period commencing on the date on which the conditions precedent to Purchases and Reinvestments set forth in Section 5.02 are not satisfied (or expressly waived by the Purchasers) and the Administrator shall have notified Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

     "Liquidity Agent" means (i) with respect to Blue Keel, Fleet, as agent for the Liquidity Banks under the Liquidity Agreement with Blue Keel, or any successor to Fleet in such capacity, and (ii) with respect to Market Street, PNC Bank, as agent for the Liquidity Banks under the Liquidity Agreement with Market Street, or any successor to PNC Bank in such capacity.

     "Liquidity Agreement" means and includes (i) with respect to Blue Keel, the Liquidity Agreement dated as of August 7, 1998 among Blue Keel, Fleet, as Liquidity Agent, and certain other financial institutions, party thereto as liquidity providers, and any other agreement hereafter entered into by Blue Keel providing for the making of loans, purchases or undivided interests or other extensions of credit to Blue Keel to support all or part of Blue Keel's payment obligations with respect to the Commercial Paper Notes or to provide an alternate means of funding Blue Keel's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, and (ii) with respect to Market Street, the Liquidity Asset Purchase Agreement, dated as of June 8, 2001, among the purchasers party thereto from time to time, Market Street and PNC Bank, as Market Street Agent and Liquidity Agent.

     "Liquidity Bank" means with respect to a Purchaser any one of, and "Liquidity Banks" means with respect to a Purchaser all of, the financial institutions that are at any time parties to a Liquidity Agreement with such Purchaser as liquidity providers.

     "Liquidity Commitment Amount" means, with respect to a Purchaser at any time, the then aggregate amount of the Liquidity Banks' commitments under the Liquidity Agreement with such Purchaser.

     "Liquidity Funding" means with respect to a Purchaser a loan or purchase made by the Liquidity Bank (or simultaneous loans or purchases made by the Liquidity Banks) pursuant to a Liquidity Agreement with such Purchaser.

     "Loan Agreement" means the Fifth Amended and Restated Loan and Security Agreement, dated as of September 30, 2000, among Fleet Capital Corporation, Parent, Jaron, Inc. and Jewett Drug Co., as from time to time modified, amended, revised or extended.

     "Lock-Box" means any post office box to which Collections of Pool Receivables are sent.

     "Lock-Box Account" means any bank account to which Collections of Pool Receivables are sent or deposited.

     "Lock-Box Agreement" means a letter agreement, in substantially the form of
Exhibit 5.01(f), among Seller, Parent and any Lock-Box Bank.

     "Lock-Box Bank" means any of the banks holding one or more Lock-Box Accounts for receiving Collections from Pool Receivables.

     "Loss Reserve" means the product of (A) the greater of (1) 10%; and (2) the Dynamic Loss Reserve Percentage and (B) the Net Pool Balance.

     "Majority Purchasers" means Purchasers with aggregate Funded Shares in excess of 66-2/3%.

     "Market Street" has the meaning set forth in the preamble.

     "Market Street Agent" has the meaning set forth in the preamble.

     "Material Adverse Effect" with respect to any event or circumstance, means a material adverse effect on:

               (i) the business, financial condition, assets, prospects or operations of Seller or Parent;

               (ii) the ability of Servicer or Parent to perform its obligations under this Agreement or any other Transaction Document;

               (iii) the validity, enforceability or collectibility of this
            Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Receivables; or

               (iv) the status, existence, perfection, priority or enforceability of the Administrator's or any Purchaser's interest in the Pool Assets.

     "Monthly Servicer's Fee" means the Servicer's Fee accrued in a calendar month.

     "Monthly Settlement Date" means the eleventh (11th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Flow" shall have the meaning assigned thereto in the Loan Agreement, as the Loan Agreement is in effect on the date of this Agreement, and without giving effect to any amendment, modification or termination of the Loan Agreement made after the date hereof.

     "Net Pool Balance" at any time means an amount equal to (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus (ii) the aggregate amount by which the aggregate Unpaid Balance of the Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor at such time.

     "Obligor" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

     "Original Purchase Agreement" is defined in the Background.

     "Originator" means the Parent in its capacity as originator of Receivables, together with the other originators party to the Purchase Agreement.

     "Overdue Receivable" means a Receivable that remains unpaid for more than 60 days but no more than 90 days from the original due date for such payment, or that has been charged off before it has become 91 days past due.

     "Parent" has the meaning set forth in the preamble.

     "Past Due Receivable" means a Receivable that remains unpaid for more than 30 days but no more than 60 days from the original due date for such payment, or that has been charged off before it has become 61 days past due.

     "PBI" means Pharmaceutical Buyers, Inc., an Arkansas corporation.

     "Percentage" means (i) 50% in the case of Blue Keel, and 50% in the case of Market Street.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government or any agency or political subdivision thereof or any other entity.

     "PNC Bank" has the meaning set forth in the preamble.

     "Pool Assets" has the meaning set forth in Section 1.04(a).

     "Pool Receivable" means a Receivable in the Receivables Pool.

     "Program Agreement" means, with respect to each Purchaser, each Liquidity Agreement of such Purchaser, each agreement pursuant to which such Purchaser obtains funding, through the issuance of Commercial Paper Notes or otherwise, each other agreement entered into by such Purchaser providing for the issuance of one or more letters of credit for the account of such Purchaser, or the issuance of a surety bond for the account of such Purchaser, or the extension of credit to such Purchaser, and each other agreement entered into by such Purchaser in connection with its securitization program.

     "Program Fee" means, for each day for such Purchaser, the amount equal to the product of (x) such Purchaser's Funded Share of the Capital on such day, times (y) the Program Fee Rate for such Purchaser, times (z) 1/360.

     "Program Fee Rate" has the meaning set forth in the Fee Letter.

     "Program Information" has the meaning set forth in Section 14.07.

     "Program Support Provider" means each of each entity that issues Commercial Paper Notes, each Liquidity Bank, each other Person (other than any customer of a Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make a purchase from, a Purchaser pursuant to a Program Support Agreement.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase" has the meaning set forth in Section 1.01.

     "Purchase Agreement" means the Purchase and Sale Agreement, dated as of August 7, 1998, among Seller and the Originators, as amended, supplemented or otherwise modified from time to time.

     "Purchase Limit" has the meaning set forth in Section 1.01.

     "Purchase Termination Date" means that day

               (a) the Administrator declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.02(a); or

               (b) in accordance with Section 10.02(b), becomes the Purchase
            Termination Date automatically.

     "Purchaser" has the meaning set forth in the preamble.

     "Purchasers' Share" of any amount means the then Asset Interest, expressed as a percentage (but not greater than 100%), times such amount.

     "Rating Agencies" at any time means those rating agencies then rating the Commercial Paper Notes.

     "Receivable" means any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising under a Contract and includes the right to payment of any interest or finance charges and other obligations of such Person with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

     "Receivables Pool" means at any time all then outstanding Receivables, other than Reconveyed Receivables.

     "Reconveyed Receivable" means a Receivable for which an Originator has paid the full Unpaid Balance pursuant to the Purchase Agreement.

     "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

     "Regulatory Change" means, relative to any Affected Party

               (a) any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) any

                         (i) United States federal or state law or foreign law applicable to such Affected Party;

                         (ii)  regulation, interpretation, directive,
                 requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                      (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

               (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i),
            (a)(ii) or (a)(iii) above.

     "Reinvestment" has the meaning set forth in Section 1.03.

     "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's or the related Originator's right, title and interest in and to all Contracts that relate to such Pool Receivable; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Pool Receivable; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (e) all of Seller's and the related Originator's interest in the merchandise (including returned merchandise), if any, relating to the sale that gave rise to such Pool Receivable.

     "Reporting Date" has the meaning set forth in Section 3.01(a).

     "Required Reserves" means, on any day, an amount equal to the sum of (1) the Dilution Reserve, (2) the Loss Reserve, and (3) the Yield Reserve, in each case as most recently calculated.

     "Restricted Investment" means any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

               (i) investments in one or more Subsidiaries of Parent to the extent existing on the date hereof;

               (ii)  Property to be used in the ordinary course of business;

               (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Parent and its Subsidiaries;

               (iv) investments in direct obligations of the United States of
            America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

               (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

               (vi) investments made under and pursuant to the Transaction
            Documents; and

               (vii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
Inc.

     "Sales" means sales of the Originators which generate trade receivables.

     "Sales-Based Default Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Past Due Receivables for the month ending on such Cut-off Date, divided by (ii) the aggregate billings for the third preceding month. For example, as of April 30, the numerator of the Sales-Based Default Ratio would be the aggregate Unpaid Balance of all Pool Receivables that were Past Due Receivables as of April 30; the denominator of the Sales-Based Default Ratio would be the aggregate billings for the month of January.

     "Sales-Based Dilution Ratio" as of any Cut-Off Date means (a) the aggregate reduction attributable to Dilutions occurring in the Unpaid Balance of Pool Receivables which Dilutions were granted during the month ending on such Cut-Off Date; divided by (b) the aggregate amount of Sales for the month immediately preceding the month ending as of such Cut-Off Date. Receivables owed by Appalachian Regional Healthcare shall not be included for purposes of calculating the Sales-Based Dilution Ratio.

     "Secured Parties" means the Purchasers, the Administrator, the Agents, the Indemnified Parties and the Affected Parties.

     "Security" shall have the meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "Seller" has the meaning set forth in the preamble.

     "Seller's Share" of any amount means (x) 100% minus the Asset Interest (but such Asset Interest shall not be greater than 100%) times (y) such amount.

     "Servicer" has the meaning set forth in Section 8.01(a).

     "Servicer Report" has the meaning set forth in Section 3.01.

     "Servicer Transfer Event" has the meaning set forth in Section 8.01(b).

     "Servicer's Fee" means, for each day, an amount equal to (x) the Servicer's Fee Rate, times (y) the aggregate Unpaid Balance of all Pool Receivables at the close of business on such day, times (z) 1/360.

     "Servicer's Fee Rate" means .50% per annum or, in the event that Parent is no longer the Servicer, such higher rate as may be charged by the successor Servicer.

     "Settlement Period" means the period (i) in the case of the first Settlement Period, from, and including, the date of the initial Purchase to, but excluding the next Monthly Settlement Date and (ii) thereafter, from, and including, each Monthly Settlement Date to, but excluding, the next Monthly Settlement Date.

     "Subsidiary" means a corporation of which Parent and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

     "Successor Notice" has the meaning set forth in Section 8.01(b).

     "Termination Date" means with respect to any Purchaser the earliest of

               (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of any Program Support Provider's commitment under any Program Agreement with such Purchaser, on the date on which any Program Support Provider's commitment is unavailable to such Purchaser;

               (b)  the Purchase Termination Date;

               (c)  June 8, 2006; and

               (d) the date on which Seller terminates Purchaser's right to make Purchases and Reinvestments pursuant to Section 1.05.

     "Transaction Documents" means this Agreement, the Lock-Box Agreements, the Purchase Agreement, the Fee Letter and other documents to be executed and delivered in connection herewith.

     "Turnover Rate" means, as of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the aggregate Unpaid Balance of the Pool Receivables as of such Cut-Off Date, divided by (ii) the aggregate Collections for the month ending on such Cut-Off Date.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

     "Unmatured Liquidation Event" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

     "Unpaid Balance" of any Receivable means at any time the unpaid principal amount thereof.

     "Weekly Reporting Date" is defined in Section 3.01(a).

     "Weekly Servicer Report" is defined in Section 3.01(a).

     "Weekly Settlement Date" means each Friday, or, if such day is not a Business Day, the next succeeding Business Day.

     "Yield Reserve" means, at any time, an amount equal to the product of (i) the Net Pool Balance on such day, times (ii) the sum of (A) the Eurodollar Rate (Reserve Adjusted) for the current Settlement Period, plus (B) 2.00%, plus (C) the Servicer's Fee Rate, divided by (iii) 12, times (iv) 2, times (v) the most recently calculated Turnover Rate.

     B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     D. Interpretation. In each Transaction Document, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and vice versa;

               (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

               (iii)  reference to any gender includes each other gender;

               (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor; and

               (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.